Exhibit 99.1

news release

Ovintiv Announces Closing of Midland and Bakken Transactions & Inclusion in S&P 400 Index

Company Updates 2023 Guidance for Early Close

DENVER, June 12, 2023 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today closed the previously announced acquisition of core Midland Basin assets, adding approximately 1,050 net 10,000 foot well locations and approximately 65,000 net acres of largely undeveloped land adjacent to Ovintiv’s existing Permian operations. The Company has acquired substantially all the leasehold interest and related assets of Black Swan Oil & Gas, PetroLegacy Energy and Piedra Resources, which are portfolio companies of funds managed by EnCap Investments L.P. (“EnCap”), in a cash and stock transaction valued at $4.275 billion.

The Company also closed the previously announced all cash sale of its Bakken assets, located in the Williston Basin of North Dakota to Grayson Mill Bakken, LLC, a portfolio company of funds managed by EnCap for $825 million. The sale represents the entirety of Ovintiv’s Bakken position.

The combined transactions are expected to enhance capital efficiency by 15% and durably increase cash returns per share by more than 25%.(1)

Updated 2023 Guidance

The Company revised its second quarter and full year 2023 guidance to reflect the early close of the Midland Basin and Bakken transactions.

	2Q 2023		Full Year 2023
Guidance Updates	Previous	Updated	Previous	Updated
Total Production (MBOE/d)	515 – 535	520 – 540	520 – 545	521 – 546
Oil & Condensate (Mbbls/d)	170 – 174	175 – 179	185 – 195	186 – 196
Capital Investment ($ Millions)	$590 – $630	$670 – $710	$2,600 – $2,900	$2,680 – $2,980

2024 Outlook

In 2024, Ovintiv expects to deliver total company oil and condensate production of greater than 200 thousand barrels per day (“Mbbls/d”) with total capital investment of $2.1 billion to $2.5 billion. The Company’s production profile is expected to normalize by mid-year 2024 with second-half 2024 oil and condensate production stabilizing at 200 Mbbls/d.

S&P 400 Inclusion

Separately, it was recently announced that Ovintiv will be added to the S&P 400 Index effective prior to market open on June 20, 2023. Ovintiv is not currently included in any of the S&P 500/400/600 Indices.

Additional Transaction Details

Ovintiv will use cash and issue approximately 31.8 million shares of Ovintiv common stock in conjunction with the transaction, down from the original 32.6 million shares estimated at the transaction announcement date. Customary closing adjustments are expected to result in an upward adjustment of approximately $85 million associated with the Midland Basin acquisition and a $110 million reduction in Bakken sale proceeds. One-time transaction-related costs, including financing costs, bridge loan costs, fees, insurance costs and restructuring costs are expected to total approximately $80 to $85 million.

Refer to Note 1 for information regarding Non-GAAP Measures in the footnotes of this release.

1)

Reflects strip pricing as of March 30, 2023 to align with the transaction announcement. Cash returns per share reflect base dividend and share buybacks associated with the cash return framework announced September 9, 2021 that currently distributes 50% of post base dividend Non-GAAP Free Cash Flow to shareholders and 50% to the balance sheet.

Ovintiv Inc.

Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and the Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

The shares that were issued by the Company pursuant to the transaction have been conditionally approved for listing on the Toronto Stock Exchange (“TSX”). In obtaining TSX listing approval, the Company has relied on the “Eligible Interlisted Issuer” exemption from TSX rules under section 602.1 of the TSX Company Manual.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

•

Forward Looking: Non-GAAP Free Cash Flow is a non-GAAP measure. Non-GAAP Free Cash Flow is defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Ovintiv has not provided a reconciliation for Free Cash Flow or Cash Flow to cash from operating activities, the most comparable financial measure calculated in accordance with GAAP. Cash from operating activities includes certain items which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, cash from operating activities and a reconciliation of the Free Cash Flow or Cash Flow to cash from operating activities are not available without unreasonable effort.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Without limiting the generality of the foregoing, forward-looking statements contained in this news release include: future commodity prices and basis differentials; the Company’s ability to successfully integrate completed acquisitions (including the Midland Basin transaction described herein); the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company’s ability to capture and maintain gains in productivity and efficiency; the ability for the Company to general cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; and projections made in light of, and generally consistent with, the Company’s historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

Ovintiv Inc.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this new release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

Ovintiv Inc.

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